UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 21, 2022

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

PNC Bank Loan Agreement

On September 21, 2022, Periship Global LLC (“PeriShip”), a wholly owned subsidiary of VerifyMe, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with PNC Bank, National Association (the “Bank”) with the Company as guarantor, effective as of September 15, 2022. The Loan Agreement provides for a $2 million term loan facility as evidenced by a secured Term Note (the “Term Note”) and a $1 million revolving credit facility, or such lesser amount as may be advanced to or for the benefit of PeriShip, as evidence by a secured Revolving Line of Credit Note (the “Line of Credit Note”), each issued in favor of the Bank.

The Term Note matures on September 15, 2026, with payments payable in equal payments of principal and interest and with all outstanding principal and accrued interest due and payable on the maturity date. The Term Note bears interest per annum at a rate equal to the sum of Daily SOFR (as defined in the Term Note) plus 310 basis points, or 3.10%, and provides a mechanism to adjust the interest rate in the event Daily SOFR cannot be determined. PeriShip may prepay the Term Note without penalty or premium.

The Line of Credit Note expires on September 15, 2023, with monthly interest payments starting on October 15, 2022 and payable on the same day of each month thereafter. All outstanding principal and accrued but unpaid interest is due and payable on the expiration date. The Line of Credit Note bears interest at a per annum rate equal to the sum of Daily SOFR (as defined in the Line of Credit Note) plus 285 basis points, or 2.85%, and provides a mechanism to adjust the interest rate in the event Daily SOFR cannot be determined. PeriShip may prepay the Line of Credit Note without penalty or premium.

Under the Term Note and Line of Credit Note PeriShip is required to maintain its primary depository accounts with the Bank and has granted it a contractual possessory security interest in and a contractual right of setoff against all of its right, title and interest in and to its deposits, moneys, securities and other property deposited with or in the possession of the Bank. If PeriShip fails to establish or maintain its primary deposit accounts with the Bank, then the Bank may, with 30 days’ notice to PeriShip, increase the interest rate of both the Term Note and Line of Credit Note by up to 100 basis points, or 1.00%. Additionally, should the Bank be unable to automatically deduct payments required under the Line of Credit Note or Term Note due to an act or omission of PeriShip or the Company then the Bank may, with 30 days’ notice to PeriShip, increase the interest rate of both the Term Note and Line of Credit Note by 25 basis points, or 0.25%.

The Loan Agreement includes a number of affirmative and restrictive covenants applicable to PeriShip, including, among others, a financial covenant to maintain a fixed charge coverage ratio of at least 1.10 to 1.00 at the end of each fiscal year, affirmative covenants regarding delivery of financial statements, payment of taxes, and establishing primary depository accounts with the Bank, and restrictive covenants regarding dispositions of property, acquisitions, incurrence of additional indebtedness or liens, investments and transactions with affiliates. PeriShip is also restricted from paying dividends or making other distributions or payments on its capital stock if an event of default (as defined in the Loan Agreement) has occurred or would occur upon such declaration of dividend.

Upon the occurrence of certain events, including PeriShip’s failure to satisfy its payment obligations under the Loan Agreement, failure to adhere to the financial covenants, the breach of certain of its other covenants under the Loan Agreement, cross defaults to other indebtedness or material agreements, judgment defaults and defaults related to failure to maintain governmental approvals, the Bank will have the right, among other remedies, to declare all principal and interest due under the Term Note and Line of Credit Note immediately due and payable, and to exercise secured party remedies.

Also on September 21, 2022, the Company entered into a Guaranty and Suretyship Agreement (the “Guaranty”) with the Bank, effective September 15, 2022, whereby it unconditionally guaranteed, as a primary obligor, the prompt payment and performance of PeriShip’s obligations under the Loan Agreement, Term Note, and Line of Credit Note.

Also on September 21, 2022, both the Company and PeriShip entered into Security Agreements with the Bank, effective September 15, 2022, whereby each of the Company and PeriShip granted the Bank a continuing lien and security interest in all the assets of the Company, respectively, to secure the Company’s and PeriShip’s obligations under the Loan Agreement, Term Note, Line of Credit, and Guaranty, as applicable.

The foregoing is only a summary of the material terms of the Loan Agreement, the Term Note, the Line of Credit Note, the Guaranty, and the Security Agreements does not purport to be complete and are qualified in their by reference to the full text of each document, copies of which are included as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to PeriShip Promissory Note and Stock Consideration

As previously reported, in connection with the Company’s acquisition of PeriShip, LLC (including any successor thereto, the “Seller”), PeriShip Global issued a promissory note payable to the Seller in the amount of $2,000,000 (the “Seller Note”) with a fixed interest rate of 6% per annum on the unpaid principal balance, to be paid in three installments on the sixth, fifteenth, and eighteenth month anniversaries of April 22, 2022 and which was guaranteed by the Company (the “Guaranty”); and the Company issued the Seller 305,473 shares of restricted common stock of the Company at $3.2736 per share (the “Stock Consideration”).

On September 21, 2022 the Company, PeriShip, and the Seller agreed that all outstanding amounts of principal and interest owed on the Seller Note would be reduced to $1,600,000 to be paid by PeriShip in one installment by September 26, 2022. The Company made this payment on September 22, 2022 at which time the Seller Note was paid in full and cancelled, the Guaranty executed by the Company dated April 22, 2022 was automatically terminated and has no further effect, and PeriShip and the Company have no further obligations or liabilities under the Note or Guaranty, respectively.

The Seller and the Company agreed to redeem 61,000 shares of the Company’s common stock which was issued as part of the Stock Consideration at a price equal to the issuance price of $3.2786 per share, redemption was completed on September 22, 2022 (the “Stock Redemption”).

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2022, the Company issued a press release announcing the entry into the Loan Agreement, Term Note and Line of Credit Note, the payoff of the Seller Note, and the Stock Redemption. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Loan Agreement between PeriShip Global LLC and PNC Bank, National Association, effective September 15, 2022
10.2*	Term Note between PeriShip Global LLC and PNC Bank, National Association, effective September 15, 2022
10.3	Revolving Line of Credit Note between PeriShip Global LLC and PNC Bank, National Association, effective September 15, 2022
10.4	Guaranty and Suretyship Agreement between VerifyMe, Inc., and PNC Bank, National Association, effective September 15, 2022
10.5	Security Agreement between PeriShip Global LLC and PNC Bank, National Association, effective September 15, 2022
10.6	Security Agreement between VerifyMe, Inc. and PNC Bank, National Association, effective September 15, 2022
99.1	VerifyMe, Inc. Press Release dated September 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedule to this agreement has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: September 27, 2022	By:	/s/ Patrick White
Patrick White
Chief Executive Officer